CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                BRIGHTPOINT, INC.

                    ----------------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                    -----------------------------------------

     The undersigned, being the Executive Vice President of BRIGHTPOINT, INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

     FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the first paragraph of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new first paragraph of Article FOURTH, reading as follows:

          "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Six Million (26,000,000) shares, of which Twenty-Five Million (25,000,000) shares shall be Common Stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share."

     SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have signed this Certificate this 29th day of May, 1996.

                                               BRIGHTPOINT, INC.


                                               By: /s/ J. Mark Howell
                                                   ------------------------
                                                   Name:  J. Mark Howell
                                                   Title: Executive Vice
                                                          President





                                       -2-